Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2016 relating to the financial statements of Ritter Pharmaceuticals, Inc. (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern).

/s/ Mayer Hoffman McCann P.C.
Orange County, California
June 16, 2016